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                     DAIMLER-BENZ AUTO GRANTOR TRUST 1997-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: MARCH 1998
DISTRIBUTION DATE: 4/20/98

STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT                                                    Per $1,000 of Original
                                                                                                         Class A/Class B
                                                                                                        Certificate Amount
                                                                                                      ----------------------
      (i)     Principal Distribution
                 Class A Amount                                                   $  23,716,242.49        $  36.096715
                 Class B Amount                                                   $   1,117,519.31        $  36.096715

     (ii)     Interest Distribution
                 Class A Amount                                                   $   2,724,852.47        $   4.147294
                 Class B Amount                                                   $     128,396.19        $   4.147294

    (iii)     Monthly Servicing Fee                                               $     471,611.35        $   0.685503
                                                                                 -----------------
                 Monthly Supplemental Servicing Fee                               $           0.00        $   0.000000
                 Class A Percentage of the Servicing Fee                          $     450,388.84        $   0.685503
                 Class A Percentage of the Supplemental Servicing Fee             $           0.00        $   0.000000
                 Class B Percentage of the Servicing Fee                          $      21,222.51        $   0.685503
                 Class B Percentage of the Supplemental Servicing Fee             $           0.00

     (iv)     Class A Principal Balance (end of Collection Period)                $ 516,750,363.01
              Class A Pool Factor (end of Collection Period)                             78.650700%
              Class B Principal Balance (end of Collection Period)                $  24,349,494.31
              Class B Pool Factor (end of Collection Period)                             78.650700%

      (v)     Pool Balance (end of Collection Period)                             $ 541,099,857.32

     (vi)     Class A Interest Carryover Shortfall                                $           0.00
              Class A Principal Carryover Shortfall                               $           0.00
              Class B Interest Carryover Shortfall                                $           0.00
              Class B Principal Carryover Shortfall                               $           0.00

    (vii)     Amount Otherwise Distributable to the Seller that is
              Distributed to Either the Class A or Class B Certificateholders     $           0.00        $   0.000000


   (viii)     Balance of the Reserve Fund Property (end of Collection Period)
                 Class A Amount                                                   $   6,879,784.34
                 Class B Amount                                                   $           0.00

     (ix)     Aggregate Purchase Amount of Receivables repurchased by the
              Seller or the Servicer                                              $           0.00
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